UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 14, 2012

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

 (540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, the Board of Directors of National Bankshares, Inc. (the “Company”) elected John E. Dooley to the Board of Directors (the “Board”) to complete the unexpired term resulting from the death of Jack Wayne Bowling. Mr. Dooley will serve on the Company’s Audit and Compensation Committees.

Mr. Dooley has served as the CEO of the Virginia Tech Foundation since July 2012. Prior to being appointed to that position, he served as the Foundation’s COO and as Vice President for Outreach and International Affairs at Virginia Tech. The Board made an affirmative determination that Mr. Dooley qualifies as an independent director under the NASDAQ listing standards.

Mr. Dooley will be compensated for his service on the Company’s Board in the same manner as other non-employee directors of the Company, which is described in the Company’s proxy statement filed with the SEC on March 14, 2011.

There are no arrangements or understandings between Mr. Dooley and any other persons pursuant to which he was elected as a director. Mr. Dooley is not a party to any transaction with the Company, or its wholly-owned subsidiary, National Bank of Blacksburg, that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:    November 14, 2012

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

Page 2 of 2 Pages